UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 18, 2011 (May 17, 2011)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 17, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 4,142,850 shares of the Company’s common stock were entitled to vote as of March 1, 2011, the record date for the Annual Meeting and 3,338,081 shares were represented at the Annual Meeting.  The Board of Directors submitted the following proposals to a vote of shareholders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Class C directors, each to serve for a three-year term

Director	Votes For	Votes Withheld	Broker Non-Vote
D. Reed Anderson	2,610,284	170,317	557,480
MacGregor S. Jones	2,616,226	164,375	557,480
Larry J. Miller	2,610,786	169,815	557,480

Proposal 2 – Approve an advisory (non-binding) proposal concerning the Company’s executive compensation program

Votes For	Votes Against	Abstain	Broker Non-Vote
2,211,434	203,469	365,698	557,480

Proposal 3 – Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc’s Independent Auditor for the fiscal year ending December 31, 2011

Votes For	Votes Against	Abstain	Broker Non-Vote
3,187,946	101,324	48,811	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc. (Registrant)

Date: May 18, 2011	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)

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